Exhibit 10.1

[Letterhead of The Coca-Cola Company]
COCA-COLA PLAZA ATLANTA, GEORGIA

MUHTAR KENT
CHAIRMAN AND CHIEF EXECUTIVE OFFICER	ADDRESS REPLY TO:
THE COCA-COLA COMPANY	P.O. BOX 1734
ATLANTA, GA 30301
__________
404 676-4082
FAX: 404 676-7721
April 29, 2015

Mr. Irial Finan
The Coca-Cola Company
Atlanta, Georgia

Dear Irial,

Under our standard program and policies related to expatriate employees, this letter informs you that you will be localizing to the United States effective July 1, 2015.

You will cease to be a participant in the International Service program at that time. In accordance with the terms of the localization policy, you will receive standard transition allowances under the program.

Localizing to the United States will not otherwise impact your compensation. Should you have any questions, please contact Allison O’Sullivan at 404-676-8318 or via email at aosullivan@coca-cola.com.

As always, I thank you for your dedication to the Company.

Sincerely,

/s/Muhtar Kent